UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 30, 2014, Solar Power, Inc. (the “Company”) entered into a Settlement and Mutual Release with LDK Solar International Company Limited (“LDK HK”), pursuant to which LDK HK agreed to release and discharge the Company from all actions, claims, demands, damages, obligations, liabilities, controversies and executions arising out of the Company’s payables to LDK HK and its subsidiaries, in exchange for an aggregate settlement amount of $11,000,000 (the “settlement arrangement”).

Pursuant to the Settlement and Mutual Release, the $11,000,000 will be paid in accordance with the following schedule (which may be extended upon mutual agreement): $380,000 on or before December 31, 2014, $2,000,000 on or before January 31, 2015, $1,620,000 on or before March 30, 2015, $2,000,000 on or before June 30, 2015, $1,000,000 on or before July 31, 2015, $2,000,000 on or before September 30, 2015 and $2,000,000 on or before December 31, 2015. LDK HK is entitled to revoke the settlement arrangement if payment of any said installment is in default for more than 30 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: January 2, 2015	/s/ Amy Jing Liu Name: Amy Jing Liu Title: Chief Financial Officer

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